Exhibit 2.1

                              AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the 19th day of June, 1997, by and among (1) APPLE SOUTH, INC., a Georgia corporation ("Apple South"), (2) COYOTE ACQUISITION CORP., a Delaware corporation wholly owned by Apple South ("Merger Sub"), (3) CANYON CAFES, INC., a Delaware corporation (the "Company"), (4) JACOB C. BAUM, an individual resident of the State of Texas, and CANYON (1997) INVESTMENT LIMITED PARTNERSHIP, a Delaware limited partnership (collectively, the "Principal Stockholder"), and (5) the other stockholders of the Company, as listed on Exhibit A hereto (collectively with the Principal Stockholder, the "Stockholders"),

                                   W I T N E S S E T H:

     WHEREAS, Company is engaged in owning and operating casual dining restaurants under the names CANYON CAFE(R) and SAM'S CAFE(TM) and in planning and implementing the opening of additional such restaurants (collectively, the "Business"); and

     WHEREAS, the parties hereto deem it advisable and in their respective best interests that Apple South acquire the Company through the merger of Merger Sub with and into the Company all on the terms and subject to the conditions set forth herein; and

     NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.       THE MERGER

     1.1. The Merger. At the Effective Time (as defined in Paragraph 3.5) upon the terms and subject to the conditions set forth herein, and in accordance with the General Corporation Law of the State of Delaware (the "Corporate Laws"), Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Merger"). The Company after the Merger is sometimes hereafter referred to as the "Surviving Corporation." Merger Sub and the Company are sometimes hereafter collectively referred to as the "Constituent Corporations."

     1.2. Effect of the Merger. At the Effective Time, the Surviving Corporation shall continue its corporate existence under the Laws of the State of Delaware and shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities, and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers, and franchises of each of the Constituent Corporations, and all property, real, personal, and mixed, and all debts due to either of the Constituent Corporations on

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whatever  account,  as well as for stock  subscriptions  and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in any of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of any of the
Constituent   Corporations  shall  be  preserved  unimpaired,   and  all  debts,
liabilities, and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred by it.


2.       THE SURVIVING CORPORATION

     2.1. Certificate of Incorporation. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law.

     2.2. Bylaws. The bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law.

     2.3. Board of Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the board of directors of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

     2.4. Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

3.       MERGER CONSIDERATION; CONVERSION

     3.1. Company Shares. (a) At the Effective Time, by virtue of the Merger, and without any action on the part of the Stockholders, all of the Shares issued and outstanding immediately prior to the Effective Time (other than treasury shares) shall be converted into and become the right to receive the Merger Consideration described in this Article 3 and the Stockholders shall have no further rights with respect to the Shares except the right to receive the Merger Consideration. All shares of capital stock that are owned by the Company as treasury stock shall be canceled and retired and no portion of the Merger Consideration or any other consideration shall be delivered in exchange therefor.

     (b) At the Closing, as defined in Paragraph 3.5, the Stockholders shall surrender the certificates representing the Shares, accompanied by blank stock powers to Merger Sub, and Merger Sub shall deliver the Merger Consideration in accordance with Paragraph 3.2 (less that amount delivered to Escrow Agent pursuant to Paragraph 3.4 below).


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     3.2.  Merger  Consideration.  (a) The  "Merger  Consideration"  shall total
$36,000,000. The Merger Consideration shall consist of (i) the cash amount of $30,843,848, and (ii) the remainder in shares of Apple South's common stock, $0.01 par value per share ("Apple South Stock"), as calculated below. For the purpose of determining the number of shares of Apple South Stock required to constitute the stock portion of the Merger Consideration, Apple South Stock shall be deemed to have a value per share equal to the average of the closing prices per share (the "Average Price"), without regard to volume (adjusted for any stock splits or other reclassification during the applicable time period) for shares of Apple South's common stock on the Nasdaq Stock Market, as reported by The Wall Street Journal, for each of the ten consecutive trading days preceding the second trading day prior to the date of the Closing (or if such period produces a lower per share valuation, the ten consecutive trading days ending on June 19, 1997). No fractional shares of Apple South Stock will be issued, but, in lieu thereof, such fractional shares will be rounded up to the
nearest   whole  share  of  Apple  South  Stock.   In  addition  to  the  Merger
Consideration, Merger Sub shall pay the Stockholders an "Accrued Amount," which shall equal .0183% of $30,843,848 multiplied by the number of days elapsed after June 30, 1997, through the date of Closing.

     (b) The Merger Consideration shall be allocated among the Stockholders as follows:

     (i) $12,031,022 in cash and $5,156,152 in Apple South Stock (valued at the Average Price) to the Principal Stockholder (with all of the Apple South Stock being issued to the Canyon (1997) Investment Limited Partnership);

     (ii) $8,335,376 to the Preferred Stockholders to be paid in cash;

     (iii) $5,342,372 to the Other Stockholders to be paid in cash; and

     (iv) $5,135,078 to the Option Holders and the Warrant Holders to be paid in cash. The amount allocated to Option Holders and Warrant Holders under this subparagraph (b) shall (without affecting the amounts due to the Principal Stockholder, the Preferred Stockholders, and the Other Stockholders hereunder) be (i) increased to reflect additional amounts due, in accordance with subparagraph (f) below, to Option Holders and Warrant Holders who exercise their options or warrants prior to the Effective Time in lieu of relinquishing the same (with it being understood and agreed that in such event the aggregate Merger Consideration shall be increased by the corresponding amount received by the Company in connection with any such exercise), and (ii) decreased to reflect Outstanding Options (as defined below). For purposes of this subparagraph (b) Option Holders and Warrant Holders shall not be considered Other Stockholders even if they exercise their options or warrants prior to the Closing.


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     (c)  The  portion  of the  Merger  Consideration  allocated  to  the  Other
Stockholders shall be divided among them pro rata in accordance with their respective ownership of shares of Common Stock of the Company as set forth in Exhibit A attached hereto. The portion of the Merger Consideration allocated to Option Holders and the Warrant Holders shall be allocated in accordance with number of options and warrants granted and the exercise price relating thereto, as set forth in Exhibit B attached hereto, and subparagraphs (f) and (g) below.

     (d) The Accrued Amount shall be allocated among the Stockholders, the Option Holders and the Warrant Holders pro rata in accordance with their respective portions of the Merger Consideration as set forth above.

     (e) Certificates evidencing the Apple South Stock issuable hereunder shall be delivered to the Principal Stockholder at the Closing except for those shares of Apple South Stock to be delivered to the Escrow Agent pursuant to Paragraph
3.4 below. No certificates for fractional interests of Apple South Stock will be issued, but, in lieu thereof, such fractional interests will be rounded up to the nearest whole share of Apple South Stock. The cash portion of the Merger Consideration (less the amount of any tax withholding required with respect to Option Holders and Warrant Holders) plus any Accrued Amount shall be delivered by Apple South at the Effective Time by wire transfer of immediately available funds to an account designated by the Principal Stockholder on behalf of the Stockholders, Option Holders and Warrant Holders, and the Principal Stockholder shall coordinate, and neither Apple South nor the Surviving Corporation shall be responsible for, the disbursement of such funds to the Stockholders, the Option Holders, and the Warrant Holders as contemplated by this Agreement. On behalf of the Stockholders, Option Holders, and Warrant Holders, the Principal Stockholder shall be authorized to make all adjustments to the Merger Consideration required by the terms of this Agreement, including without limitation, adjustments pursuant to Paragraph 4.1 hereof and any other adjustments required to discharge certain indebtedness aggregating $99,350.12 to Gerald E. Zahler prior to the disbursement of the proceeds. The amounts of withholding taxes withheld from the Merger Consideration payable to Option Holders and Warrant Holders shall be delivered by Apple South to the Company for deposit in accordance with applicable federal and state tax Laws.

     (f) The Company shall use its reasonable best efforts to cause all Option Holders to execute prior to the Effective Time an Option Relinquishment and Release Agreement (herein so called) in the form attached hereto as Exhibit C. Those Option Holders who have delivered prior to the Effective Time an Option Relinquishment and Release Agreement shall be entitled to receive out of the cash portion of the Merger Consideration the cash amount equal to the product of
(i) the number of shares of Common Stock subject to such options (irrespective of whether such option is then exercisable) and (ii) the amount by which $17.95755371 (as such amount may be adjusted in accordance with subparagraph (e) above) exceeds the exercise or strike price per share of Common Stock subject to such option immediately prior to the Effective Time (the "Option Merger Consideration"), less any required withholding taxes. Each Option Holder who has executed an Option Relinquishment and Release Agreement shall be entitled to receive the Option

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Merger  Consideration,  less any required  withholding  taxes, out of the Merger
Consideration pursuant to Paragraph 3.2. If an Option Holder fails to deliver an Option Relinquishment and Release Agreement prior to the Effective Time, such holder's options (the "Outstanding Options") shall, in accordance with the terms and conditions of the governing Stock Option Plan and the holder's stock option agreement(s), be converted without any action of the part of the holder thereof into the right to receive an amount equal to the portion of the Merger Consideration attributable to the shares subject to such Option Holder's options upon the exercise of such holder's options in accordance with and within the time period prescribed by, the applicable Stock Option Plan and the holder's stock option agreement(s). Apple South shall pay, or cause the Surviving Corporation to pay (via U.S. mail, postage prepaid), to each holder of Outstanding Options the Merger Consideration allocated to the shares subject to the exercised Outstanding Option, less any required withholding taxes, as promptly as practicable after receiving a valid exercise of such options by the holder thereof. To the extent that options to purchase Common Stock are exercised by holders prior to the Effective Time, such holders shall receive certificates evidencing the shares of Common Stock underlying such options and may surrender such certificates at the Closing for a payment per share in cash equal to the per share payment to the Other Stockholders. To the extent that any options expire by their terms prior to Closing, the parties shall reallocate the Merger Consideration due to the Stockholders, the Warrant Holders, and the other Option Holders based upon the adjusted number of Options outstanding following the event.

     (g) The Company shall send to all holders of warrants to purchase Common Stock granted under the outstanding warrants listed in the Disclosure Memorandum (together, the "Warrants"), written notice (i) of the Merger contemplated hereby, and (ii) that all unexercised Warrants held by such person shall be canceled as of the Effective Time. In lieu of having to exercise their Warrants, the Company also shall send to all such persons a Warrant Relinquishment and Release Agreement (herein so called) in the form attached hereto as Exhibit D for execution and delivery by each Warrant Holder prior to the Effective Time permitting the Warrant Holder to receive the cash amount equal to the product of
(i) the number of shares of Common Stock subject to such Warrant (irrespective of whether such warrant is then exercisable) and (ii) the amount by which $17.95755371 exceeds the exercise or strike price per share of Common Stock subject to such Warrant immediately prior to the Effective Time (the "Warrant Merger Consideration"), less any required withholding taxes. Each Warrant Holder who has executed a Warrant Relinquishment and Release Agreement shall be entitled to receive the Warrant Merger Consideration, less any required withholding taxes, out of the Merger Consideration pursuant to Paragraph 3.2. To the extent that Warrants are exercised by Warrant Holders prior to the Effective Time, such holders shall receive certificates evidencing the shares of Common Stock underlying such warrants and may surrender such certificates at the Closing for a payment per share in cash equal to the per share payment to the Other Stockholders. .

     3.3. Merger Sub Shares. Each share of common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.


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     3.4.  Escrow.  At Closing,  certificates  evidencing  shares of Apple South
Stock issued to the Canyon (1997) Investment Limited Partnership as part of the Merger Consideration having an aggregate value (based on the Average Price) equal to two percent of the total Merger Consideration shall, in lieu of delivery to Principal Stockholder, be delivered by Apple South to the Escrow Agent to be held and disbursed by it in accordance with the terms of the Escrow Agreement attached hereto as Exhibit E (the "Escrow Agreement").

     3.5 Closing. Subject to termination of this Agreement pursuant to Article 11, the consummation of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia, at 10:00 a.m., Atlanta time, on June 30, 1997, or if all the conditions set forth in Articles 8 and 9 hereof have not been satisfied or waived by such date on the second Business Day after all such conditions have been satisfied or waived. On the date of the Closing, the Company and Merger Sub shall file the documents required by the Corporate Laws to effect the Merger. The Merger shall become effective at the time of filing of such documents (the "Effective Time").


4.       ADDITIONAL AGREEMENTS

     4.1. Expenses. Except as otherwise provided herein, Apple South shall pay all expenses (i) incurred by Merger Sub and Apple South in connection with the negotiations among the parties, the authorization, preparation, execution, and performance of this Agreement, or the transactions contemplated hereby, (ii) incurred in connection with the issuance of the Apple South Stock, and (iii) any and all expenses incurred by Merger Sub, Apple South, the Company, or any of the Stockholders in connection with (A) obtaining consents of landlords to the assignment of any of the Real Property Leases, (B) the execution of estoppel certificates by such landlords, (C) the payment and delivery of any letters of credit in connection with any of the Real Property Leases, (D) the payment and delivery of any security deposits required by any landlords in connection with any of the Real Property Leases, (E) obtaining any Government consents or approvals with respect to the transfer or assumption of liquor, beer, or wine licenses, (F) any fees and expenses of counsel, agents, or facilitators to any of the parties incurred in connection with any of the foregoing items, and (G) any other similar types of fees and expenses. Except as otherwise provided herein, if the Closing occurs all expenses incurred by the Stockholders and the Company in connection with the negotiations among the parties, the authorization, preparation, review, execution, and performance of this Agreement and other related documents, or the transactions contemplated hereby shall be paid by the Stockholders; provided that any such expenses that the Principal Stockholder determines are appropriately attributable to the Company shall be accrued on the books of the Company as liabilities and paid immediately prior to Closing by the Company. The Stockholders and Apple South shall each pay one-half of the filing fees required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with the Merger. If the Principal Stockholder so directs, any of the foregoing expenses required to be paid hereunder by the Stockholders may be paid by Apple South or

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the Company  prior to Closing and the amount so paid  credited  pro rata against the amount of Merger Consideration due to the Stockholders at the Closing. Any tax deduction or credit allowable as a result of any such expenses payable, directly or indirectly, by the Stockholders shall be allocated to, and inure to the benefit of, the Stockholders and shall not be claimed by Apple South.

     4.2. Brokers. Principal Stockholder hereby represents and warrants to Apple South and Merger Sub that no broker, finder, investment banker, or similar advisor has acted on behalf of the Principal Stockholder or the Company in connection with this Agreement or the transactions contemplated herein and agrees to indemnify Apple South and Merger Sub from and against any and all claims or demands for commissions or other compensation (including claims against the Surviving Corporation) by any broker, finder, investment banker, or similar advisor employed by or claiming to have been employed by or on behalf of the Principal Stockholder or the Company. Apple South and Merger Sub hereby represent and warrant to the Stockholders and the Company that no broker, finder, investment banker, or similar advisor has acted on behalf of Apple South or Merger Sub in connection with this Agreement or the transactions contemplated herein and agrees to indemnify the Stockholders and the Company from and against any and all claims or demands for commissions or other compensation by any broker, finder, investment banker, or similar advisor claiming to have been employed by or on behalf of Apple South or Merger Sub.

     4.3. Publicity. Except as required by applicable Law, prior to the Closing all press releases and other public announcements respecting the subject matter hereof shall be made only with the mutual written agreement of Apple South and the Principal Stockholder, provided, however, that any party hereto may make any disclosure required to be made under applicable Law or Nasdaq Stock Market rule if such party has determined in good faith that it is necessary to do so and used its best efforts, prior to the issuance of the disclosure, to provide the other parties a copy of the proposed disclosure and to discuss the proposed disclosure with the other parties.

     4.4. Access and Inspection. The Company shall provide Apple South, Merger Sub, and their authorized representatives full access at reasonable times during normal business hours from and after the date hereof until the Closing to the books and records of the Company for the purpose of making such investigation as they may reasonably desire, the Company shall furnish such information concerning the Company as they may reasonably request. The Company shall assist Apple South and Merger Sub in making such investigation and shall cause their counsel, accountants, consultants, and other non-employee representatives to be reasonably available for such purposes during normal business hours. No investigation made heretofore or hereafter by Merger Sub or Apple South shall limit or affect the representations, warranties, covenants, and indemnities of the Company or Principal Stockholder hereunder, each of which shall survive any such investigation.

     4.5. Cooperation. The parties shall cooperate with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations hereunder, and all parties shall use commercially

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reasonable  efforts to consummate the  transactions  contemplated  herein and to fulfill their obligations hereunder, including, without limitation, causing to be fulfilled at the earliest practical date the conditions precedent to the obligations of the parties to consummate the transactions contemplated hereby. From time to time and at any time after Closing, at a party's request, and without further consideration, the other parties shall execute and deliver such further documents and instruments of conveyance, assignment, and transfer and shall take such further reasonable actions as may be necessary or desirable, in the reasonable opinion of the requesting party, in connection with the
consummation   of  the   transactions   described   herein.   It  shall  be  the
responsibility of Apple South to seek any required consents of lessors and Government consents or approvals with respect to liquor, beer, or wine licenses under Paragraph 8.11 and Apple South shall use its reasonable best efforts to obtain all such consents and approvals prior to the Closing Date.

     4.6. Apple South's Public Documents and Access to Information. Apple South has delivered to the Principal Stockholder a true and complete copy of (i) Apple South's Annual Report on Form 10-K for the year ended December 29, 1996, (ii) Apple South's Quarterly Report on Form 10-Q for its first quarter of fiscal 1997, (iii) Apple South's Form 10-Q/A relating to the first quarter of fiscal 1997, (iv) Apple South's definitive proxy statement relating to its 1997 annual shareholders meeting, (v) that certain Offering Memorandum dated March 6, 1997, offering Apple South Financing I $3.50 Term Convertible Securities, Series A,
(vi) that certain preliminary  Prospectus of Apple South dated May 22, 1997, and
(vii) all other filings (other than Form D's and preliminary registration and proxy statements) made by Apple South with the Securities and Exchange Commission ("SEC") between December 29, 1996, and the date hereof (collectively, the "SEC Documents"). Apple South agrees to provide to the Company and the Principal Stockholder a true and complete copy of each other document filed with the SEC between the date hereof and the date of the Closing (other than Form D's and preliminary material) ("Current SEC Documents"). In addition to the SEC Documents and the Current SEC Documents, Apple South will provide, through its Chief Financial Officer, the Company and the Principal Stockholder with opportunities to become familiar with the business, financial condition, management, prospects, and operations of Apple South, including reasonable opportunities to ask questions of, receive answers from, and obtain information regarding Apple South and its business which is material to an investment decision.

     4.7. Legending of Apple South Stock. There shall be placed on all certificates representing the shares of Apple South Stock issued to the Principal Stockholder pursuant to this Agreement appropriate restrictive legends referencing the restrictions imposed by applicable securities Laws, which legends shall be removed upon the earlier of (i) the effectiveness of a registration statement under the Securities Act pertaining to such Apple South Stock, or (ii) the expiration of the applicable holding period for such shares of Apple South Stock pursuant to Rule 144 under the Securities Act. The Principal Stockholder agrees that he will not offer to sell, sell, or otherwise dispose of any of the Apple South Stock issued to him except pursuant to an effective registration statement under the Securities Act and any applicable state securities Law or an exemption from the registration requirements of the Securities Act and any applicable state securities Law. With respect to any such sale or

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disposition,  the  Principal  Stockholder  agrees to furnish to Apple South upon request such information as its counsel may reasonably deem necessary to assure that such sale or disposition is made in full compliance with applicable federal and state securities Laws.

     4.8. Reports Under the Exchange Act. With a view to making available to the Principal Stockholder the benefits of Rule 144 promulgated under the Securities Act (Rule 144") and any other rule or regulation of the SEC that may at any time permit him to sell Apple South Stock to the public without registration, Apple South shall (i) make and keep public information available, as those terms are defined in Rule 144, at all times during which Apple South is subject to the reporting requirements of the Exchange Act; (ii) file with the SEC in a timely manner all reports and other documents required of Apple South under the Securities Act and the Exchange Act (at all times during which Apple South is subject to the reporting requirements of the Exchange Act); and (iii) furnish to him, forthwith upon request (x) a written statement by Apple South stating whether it has complied with the reporting requirements of the Exchange Act, (y) a copy of the most recent annual or quarterly report of Apple South filed with the SEC, and (z) such other information as may be reasonably requested in availing him of any rule or regulation of the SEC which permits the sale of any shares of Apple South Stock without registration.

     4.9. Registration of Apple South Stock. In accordance with the terms and conditions and at the time set forth in the Registration Rights Agreement attached hereto as Exhibit F (the "Registration Rights Agreement") Apple South shall register under the Securities Act on Form S-3 or such other form under the Securities Act for which Apple South shall then qualify for all of the shares of Apple South Stock issued to Principal Stockholder hereunder. Principal Stockholder shall comply with the restrictions on resale of his Apple South Stock, even if registered, set forth in the Registration Rights Agreement.

     4.10. Non-Solicitation of Third Party Offers. Neither Principal Stockholder or any of his Affiliates, agents, or representatives, nor the Company, or any its officers, directors, management, Affiliates, related persons, or agents, will (a) negotiate or discuss with any other Person this Agreement or the terms and conditions contained herein except for the purpose of carrying out the transactions contemplated hereby, (b) negotiate or discuss with any other Person any other transaction involving a merger of the Company, or the sale of any shares in or assets of the Company (except for sales of inventory in the ordinary course of business) or any other business combination involving the Company, (c) reveal the terms of this Agreement to any Person except for the purpose of carrying out the transactions contemplated herein, or (d) solicit, encourage, consider, entertain, or accept any offer, bid, or proposal from any other Person respecting any transaction involving a merger of the Company, or the sale of any shares in or assets of the Company (except for sales of inventory in the ordinary course of business) or any other business combination involving the Company. If the Company or the Principal Stockholder receives a proposal of the kind described in the preceding clause (d) prior to the date of the Closing, then the Company or the Principal Stockholder (as the case may be) shall immediately notify Apple South of the receipt of such proposal and shall promptly provide Apple South with a copy of such proposal (or if such proposal is not in writing, a written summary of its terms).

     4.11. Securities Law Matters.

     (a) The Principal Stockholder understands and acknowledges (i) that the offer and sale of the Apple South Stock has not been registered under the Securities Act or under applicable state securities laws in reliance upon the exemptions provided by Section 4(2) of the Securities Act and in reliance upon the relevant exemptions provided by applicable state securities laws and that the Apple South Stock may not be resold, transferred, assigned, pledged, hypothecated, or any interest therein otherwise disposed of unless the Apple South Stock is registered under the Securities Act and applicable state securities laws or unless the shares are the subject of an opinion of counsel, which opinion and counsel are reasonably acceptable to Apple South, addressed to Apple South that such registration is not required; (ii) that the stock certificates evidencing the Apple South Stock will bear legends setting forth the restrictions on transfer described above and stop-transfer instructions will be delivered by Apple South to Apple South's stock transfer agent reflecting such restrictions; (iii) that he must bear the risk of an investment in the Apple South Stock for an indefinite period of time and his financial condition is currently adequate to bear the risk of an investment in the Apple South Stock; (iv) that he has received copies of the SEC Documents and Current SEC Documents; and (v) that he has had the opportunity to ask questions of and receive answers from the officers of Apple South concerning the Apple South Stock, Apple South, and Apple South's business, plans, and prospects.

     (b) The Principal Stockholder is acquiring the Apple South Stock issuable to him hereunder for his own account for investment purposes only with no intention of participating, directly or indirectly, in a distribution of the Apple South Stock.

     (c) The Principal Stockholder has such experience in business, financial, and investment matters as to be able to evaluate the merits and risks of an investment in the Apple South Stock.

     (d) The Principal Stockholder is an "accredited investor" as defined in Rule 501 of Regulation D of the SEC.

     (e) The Principal Stockholder understands and acknowledges that any future transfer, sale, or other disposition of the Apple South Stock by him is subject to the terms and conditions of the Registration Rights Agreement.

     4.12. Confidentiality. In connection with the negotiation of this Agreement, a party hereto (the "Disclosing Party") may disclose Confidential Information, as defined below, to one of the other parties hereto (the "Disclosee"). Each Party agrees that if the transactions contemplated herein are not consummated, it will return to the Disclosing Party all documents and other written information furnished to it. Each party further agrees to maintain the confidentiality of any and all Confidential Information of a Disclosing Party and not disclose any Confidential Information to any Person other than its Affiliates, directors, employees, attorneys, or accountants performing services with respect to the transactions contemplated hereby, or use such Confidential Information for any purpose other than the evaluation and consummation of the transactions contemplated hereby; provided, however, the foregoing obligations shall not apply to (i) any information which was known by the Disclosee on a non-confidential basis prior to its disclosure by the Disclosing Party; (ii) any information which was in the public domain prior to the disclosure thereof; (iii) any information which comes into the public domain on a non-confidential basis through no fault of the Disclosee;
(iv) any information which is disclosed to the Disclosee by a third party, other than an Affiliate, having the legal right to make such disclosure; or (iv) any information which is required to be disclosed by Order of any Forum. Should Disclosee become legally compelled to disclose any portion of the Confidential Information by Order of any Forum, Disclosee shall give Disclosing Party prompt notice of such fact, including in its notice the legal basis for the required disclosure and the nature of the Confidential Information that must be disclosed. Disclosee shall cooperate fully with Disclosing Party in obtaining a protective order or other appropriate protection relating to the disclosure and subsequent use of the Confidential Information. Disclosee will disclose only that operation of the Confidential Information that is legally required to be disclosed. For purposes of this Paragraph 4.10, "Confidential Information" shall mean any and all technical, business, and other information which is (a) possessed or hereafter acquired by a Disclosing Party and disclosed to the Disclosee and (b) derives economic value, actual or potential, from not being generally known to Persons other than the Disclosing Party, including, without limitation, technical or nontechnical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, product plans, lists of actual or potential customers or suppliers, information regarding the business plans and operations of the Disclosing Party, and the existence of discussions and negotiations between the parties hereto relating to the terms hereof. If the transactions contemplated herein are consummated, "Confidential Information" of Apple South shall be deemed to include all Confidential Information of Company and Surviving Corporation, and the Principal Stockholder shall be subject to the obligations of non-use and non-disclosure contained in this Agreement with respect to all of such information. The provisions of this Paragraph 4.10 shall survive any termination of this Agreement for any reason. The restrictions of this Paragraph shall expire three years from the date hereof with respect to any confidential business information that does not constitute a trade secret under applicable law.

     4.13. HSR Compliance. Apple South and the Company each agree to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, properly or advisable to effect all necessary registrations and filings including under the HSR Act and submissions of information requested by any Government authority as promptly as practicable following the execution of this Agreement. Each party hereto shall promptly inform the other of any material communication from the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "DOJ") or any other Government authority regarding any of the transactions contemplated hereby. If either party or any Affiliate thereof receives a request for additional information or documentary material from any such Government authority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

     4.14 Consents. Apple South shall use its reasonable efforts to obtain any consents of Governments, suppliers, distributors, and other Persons required in order to consummate the transactions contemplated hereby. The Company agrees to use its reasonable efforts to assist Apple South in obtaining such consents.

     4.15 Indemnification. Apple South shall not amend or repeal any provision of the Certificate of Incorporation or bylaws of the Surviving Corporation in any manner that would adversely affect the indemnification or exculpatory provisions therein insofar as they pertain to the present officers and directors of the Company. Following the Closing, each of such officers and directors who continue to serve as an officer or director of the Surviving Corporation shall be entitled to the benefit of all exculpation and indemnification provisions generally made available by Apple South to persons serving in similar capacities with Surviving Corporation or any other subsidiary of Apple South.

     4.16 Funding Commitment. In the event that the Closing does not occur on or before June 30, 1997, Apple South shall make funds available to the Company in accordance with the terms of a commitment letter to be mutually agreed upon between Apple South and the Company within five days of the date of this Agreement.

     4.17 Employees. Employees of the Company who continue their employment with the Surviving Corporation ("Continuing Employees") after the Closing shall receive credit by Apple South for their length of service with the Company under Apple South's employee benefit plans (excluding any employee stock option plans) to the extent Apple South is able to do so without making any material change to such employee benefit plans. Apple South will provide to the Continuing Employees benefits reasonably similar to the benefits provided by the Company to the Continuing Employees prior to the date of the Closing. After the Closing, the Company and Apple South shall make options to purchase 100,000 shares of Common Stock of Apple South available to the Continuing Employees on terms previously agreed to by the Company and Apple South, which options shall be dated as of the Closing Date.

     4.18 Approval. To the extent permitted by applicable law, the Stockholders acknowledge and agree that their execution and delivery of this Agreement shall constitute (i) their respective consent, pursuant to Section 288 of the Corporate Law, to the adoption and approval of this Agreement pursuant to
Section 251 of the Corporate Law and (ii) their respective waiver of all rights to receive any notice and any materials required to be provided to them by the Corporate Law.


5. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE COMPANY

         The Company represents and warrants to Apple South and Merger Sub that the statements contained in this Article 5 are true and correct, except as set forth in the disclosure schedules delivered by the Company to Apple South and Merger Sub on the date of this Agreement, as amended or supplemented by the Company on or prior to the Closing Date to reflect any event occurring subsequent to the date hereof (the "Disclosure Memorandum"). The Disclosure Memorandum shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 5 and the disclosures in any paragraph shall apply to each other paragraph in this Article 5.

     5.1. Organization, Authority and Qualification. (a) The Company and each Subsidiary is a corporation duly organized and validly existing under the Laws of the state of its incorporation as shown in the Disclosure Memorandum. The location and address, including the county, of each office of Company or a Subsidiary and each Restaurant is set forth in the Disclosure Memorandum. Each of the Company and the Subsidiaries has full corporate power and authority to own or lease its properties and to carry on its business as presently conducted. The Company has previously made available to Apple South true, correct, and complete copies of the certificates or articles of incorporation and bylaws of the Company and each Subsidiary and true, correct, and complete copies of: (i) the minutes and other similar records of meetings of the stockholders and the boards of directors of the Company and each Subsidiary which contain all records of meetings of, actions taken in lieu thereof by, and all other actions taken by their stockholders, boards of directors or any committees thereof, and (ii) the Company's and each Subsidiary's stock transfer records, which reflect fully all issuances, transfers, and redemptions of their shares since the date of their respective incorporations.

     (b) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, including the approval of the Merger by the Stockholders, as evidenced by the execution hereof. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and general principles of equity.

     (c) Except as set forth in the Disclosure Memorandum, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement will not (i) conflict with, or result in any violation or breach of any provision of the certificate or articles of incorporation or bylaws of the Company or any Subsidiary; (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation, or acceleration of any obligation or loss of any benefit) under any of the terms, conditions, or provisions of any Company Contract which would have a Material Adverse Effect; (iii) conflict with, violate, or result in the termination of any permit, concession, franchise, or license held by the Company or any Subsidiary; nor (iv) violate any Order or Law which violation would have a Material Adverse Effect.

     (d) The Company and each Subsidiary is qualified to transact business as a foreign corporation in all those states and jurisdictions in which its activities require it to so qualify unless the failure to so qualify would not have a Material Adverse Effect. A list of states and jurisdictions where the Company or a Subsidiary is so qualified to transact business is set forth in the Disclosure Memorandum.

     5.2. Ownership of Shares; Subsidiaries. (a) The total authorized capital stock of the Company is as set forth in the Disclosure Memorandum.

     (b) All of the issued and outstanding shares of capital stock or other outstanding equity interests of any nature in each Subsidiary ("Subsidiary Interests") are owned of record and beneficially held by the Persons listed in the Disclosure Memorandum, free and clear of any Liens. There are no outstanding contracts, demands, commitments, or other agreements or arrangements under which any holder of Subsidiary Interests is or may become obliged to sell, transfer, or assign any Subsidiary Interests, except as disclosed in the Disclosure Memorandum. There are no Persons with any claims or rights to any Subsidiary Interests, except as disclosed in the Disclosure Memorandum.

     (c) All the Shares and Subsidiary Interests are duly authorized and validly issued, and, fully paid, and nonassessable and were authorized, offered, issued, and sold in accordance with all applicable securities and other Laws and all rights of stockholders and other Persons. No Person has any preemptive rights or other rights to acquire any stock or other equity interest in the Company or in any Subsidiary, whether issued and outstanding or otherwise. Except as set forth in the Disclosure Memorandum, there are no outstanding securities convertible into an equity interest or rights to subscribe for or to purchase, or any options, warrants, or other rights for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any Actions relating to, stock or other equity interest in the Company or any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any interest in or exercise of any control rights with respect to the Company or any Subsidiary. Neither the Company nor any Subsidiary is subject to any obligation to repurchase or otherwise acquire or retire any equity interest therein or has any liability for distributions or dividends declared or accrued, but unpaid, with respect to its equity interests. The Company has not purchased or redeemed any of its capital stock, paid any dividend, or made any other distribution or payment in respect of such stock to any Person since the Reference Date.

     (d) Each corporation, limited partnership, general partnership, joint venture, limited liability company, or other entity in which the Company holds directly or indirectly (including through one or more other entities or a chain of entities) any stock, limited partnership interest, general partnership interest, joint venture interest, or other equity interest or security or any investment is listed in the Disclosure Memorandum. The Disclosure Memorandum also lists all the equity owners of each such Subsidiary and the nature and amount of equity interest owned by each such owner. There are no equity interests in any Subsidiary except those owned by the Company or another Subsidiary. Except for the Subsidiaries set forth in the Disclosure Memorandum, the Company does not, directly or indirectly, own or have any interest, direct or indirect, or any commitment to purchase or otherwise acquire, any capital stock, partnership interest, or other security, or other equity interest, direct or indirect, in any other Person.

     5.3. Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Government is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the Escrow Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act; (ii) the filing of a certificate of merger with the Secretary of State of the State of Delaware; and (iii) consents or approvals of the Governments issuing liquor licenses and related approvals in the jurisdictions where the Restaurants are located.

     5.4. Legal Compliance. Neither the Company nor any Subsidiary is in default under or in violation of (a) its certificate or articles of incorporation, bylaws, or partnership agreement or (b) any Order except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. The operations of the Company, the Subsidiaries, and their respective predecessors, if any, have been conducted in all material respects in compliance with all applicable Laws. Neither the Company nor any Subsidiary has received any notification of any asserted past or present failure to comply with any applicable Law.

     5.5. Possession of Permits. Except where the failure to possess such Permits or a violation of such Permits would not have a Material Adverse Effect, the Company and the Subsidiaries possess all material franchises, certificates, licenses, permits, bonds, and other authorizations from Governments and all other Persons that are necessary for the ownership, maintenance, and operation of their properties and assets and the conduct of the Business ("Permits") and are not in violation thereof. Company and its Subsidiaries hold such Permits free of any claims or restrictions (other than any restrictions in existence at the time such Permits were issued) and have fulfilled and performed all of their material obligations with respect to such Permits and no event has occurred which allows, nor after notice of lapse of time or both would allow, revocation or early termination thereof or would result in any other impairment of the rights of the holder of any such Permits. Except as set forth in the Disclosure Memorandum, the consummation of the Merger will not result in the revocation, termination, or impairment of any Permit or require the consent of any Person in order to avoid any such revocation, termination, or impairment.

     5.6. Financial Statements. Prior to the date hereof, the Company has delivered to Apple South copies of (i) the audited consolidated balance sheet of Company for the year ended December 31, 1996, and the audited consolidated statements of operations, stockholders' equity and cash flow of the Company for such period; and (ii) unaudited consolidated financial statements of the Company for the three-month period ended March 31, 1997 ("Reference Date"), including an unaudited consolidated balance sheet of the Company as of the end of such period (the "Reference Balance Sheet") and consolidated statement of operations of the Company for such period (the financial statements referred to in clauses (i) and (ii) of this Paragraph 5.6 being collectively referred to as the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP consistently applied, present fairly (subject in the case of unaudited financial statements to normal recurring audit adjustments) the consolidated financial condition of the Company as at the respective dates thereof and the results of the Company's operations and cash flows for the periods then ended, and are consistent with the books and records of the Company, which are true, correct, and complete in all material respects.

     5.7. Liabilities. Neither the Company nor any Subsidiary has any Liability, except (i) as reflected in the Reference Balance Sheet, (ii) Liabilities incurred in the ordinary course of business since the Reference Date consistent with past experience of the Company and Subsidiaries during the period covered by the Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of representation or warranty, tort, product liability, "dram shop" liability, infringement, or violation of any Law or Order), or (iii) Liabilities shown on the Disclosure Memorandum.

     5.8. Events Subsequent to Reference Date. Since the Reference Date, except as shown on the Disclosure Memorandum, neither the Company nor any Subsidiary has: (i) issued any stock, bond, options, warrants, rights, partnership interests, other equity interests, or other securities; (ii) borrowed any amount or incurred any obligations or liabilities (absolute or contingent), except current obligations and liabilities incurred in the ordinary course of business of the type and in the amounts consistent with the period covered by the Reference Balance Sheet; (iii) sold, assigned, mortgaged, pledged, subjected to Lien or otherwise transferred any interest in any of the assets reflected in the Financial Statements or canceled any debts or claims; (iv) suffered any casualty losses in excess of $25,000, or waived any rights in excess of $25,000 in value;
(v) made any material changes in employee compensation; (vi) materially reduced its level of inventory or supplies; (vii) materially changed the number of employees or management personnel, except as a result of the opening of new restaurants; (viii) canceled, entered into, or amended any Company Contract or agreement except in the ordinary course of business and consistent with past practice; or (ix) changed the operation of the Business in any material respect.

     5.9. Taxes. Except as set forth on the Disclosure Memorandum, the Company and each Subsidiary and any entity at any time eligible or required to file a consolidated or combined Tax return with the Company (individually, an "Affiliated Entity" and collectively, the "Affiliated Entities"), have duly and timely filed all federal, state, municipal, local, and foreign, if any, Tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction required to have been filed as of the date hereof (collectively, "Returns") with respect to all Taxes (including, without limitation, consolidated or combined Tax returns of some or all of the Affiliated Entities); all such Tax returns and reports show the correct and proper amount due; and the Taxes shown on all Tax returns and reports and all Tax assessments received by the Company, a Subsidiary, or any Affiliated Entity have been paid to the extent that such Taxes or estimates are due, except such as are being or may be contested in good faith by appropriate proceedings. The Company and each Subsidiary has previously provided Apple South with true, correct, and complete copies of all Returns filed with respect to the three tax years preceding the date hereof. Except as set forth in Disclosure Memorandum, all Taxes imposed on the Company, a Subsidiary, or Affiliated Entities by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by the Company for all periods through the date hereof have been paid in full, except such as are being or may be contested in good faith by appropriate proceedings. No reserves for future Taxes of the Company and the Subsidiaries have been set up on the books of the Company or the Subsidiaries. Except as set forth in the Disclosure Memorandum, the Company has not received any proposed assessment against it or any Affiliated Entity of additional Taxes of any kind. The Company is not a party to any Tax sharing or Tax allocation agreement, understanding, arrangement, or commitment that include any party other than any wholly-owned Subsidiary. There is no dispute or Action concerning any Tax Liability of the Company raised by a Government in writing.

     5.10. Properties. The Company has good title to all properties and assets reflected in the Reference Balance Sheet, except inventories and other immaterial assets which have been disposed of in the ordinary course of business since the Reference Date, and all other properties and assets necessary to conduct the Business as currently being conducted and as conducted during the period covered by the Financial Statements (other than any leased property), free and clear of Liens, except (i) as may be set forth in the notes to the Reference Balance Sheet or in the Disclosure Memorandum; (ii) Liens for current taxes and assessments not yet due or being contested in good faith by appropriate proceedings, (iii) mechanic's Liens arising under the operation of law for actions contested in good faith or for which payment arrangements have been made; (iv) Liens granted or incurred by the Company or its Subsidiaries in the ordinary course of their business for financing of office space, furniture, and computers in the ordinary court of their Business; and (v) easements, rights of way, encroachments or other reductions or matters affecting title which do not prevent the assets from being used for the purpose for which they are currently being used and which do not in the aggregate have a Material Adverse Effect.

     5.11. Real Estate.

     (a) Neither Company nor any Subsidiary owns any real property except as shown in the Disclosure Memorandum.

     (b) The water, electric, gas, and sewer utility services, and storm drainage facilities currently available to any Real Property owned or leased by the Company or a Subsidiary (the "Real Property") are adequate for the conduct of the Business as currently conducted and the operation of the Restaurants, and to the knowledge of the Company, there is no condition which will result in the termination of the present access from the Real Property to such utility services and facilities.

     (c) The Company and the Subsidiaries have obtained, or landlords have obtained on their behalf, all easements, authorizations, and rights-of-way, which are reasonably necessary to ensure reasonable vehicular and pedestrian ingress and egress to and from the Real Property. To the Company's knowledge, except as set forth in the Disclosure Memorandum, there are no restrictions on entrance to or exit from the Real Property to adjacent public streets, roadways, or parking lots presently used other than as contained in such easements, authorizations, and rights of way, and no conditions which will result in the termination of the present access from the Real Property to existing highways and roads and parking lots or private drives presently used other than as contained in such easements, authorizations, and rights of way.

     (d) Neither the Company nor any Subsidiary has received any notices, oral or written, that any Government having the power of eminent domain over the Real Property has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property.

     (e) To the Company's knowledge, except as set forth in the Disclosure Memorandum, the Real Property and the present uses thereof by the Company and the Subsidiaries comply in all material respects with all regulations of any Government having jurisdiction over the Real Property.

     (f) The improvements located on the Real Property and used by the Company or the Subsidiaries are in good condition and are structurally sound, and all mechanical and other systems located therein are in good operating condition, in each case, subject to normal wear and tear, and no condition exists requiring material repairs, alternations, improvements, or corrections, except to that all such cases in the aggregate do not require repairs, alterations, improvements, or corrections that would have a Material Adverse Effect.

     (g) Each Restaurant provides on or off-site (pursuant to applicable agreements) parking sufficient to satisfy any applicable Laws.

     (h) To the Company's knowledge, no work for municipal improvements has been commenced on, or in connection with, any parcel of Real Property or any street adjacent thereto which is likely to result in a special assessment on the Real Property or materially impede access to the Real Property and, to the knowledge of the Company, no such improvements are contemplated which in either such case would have a Material Adverse Effect. No assessment for public improvements has been made against the owned Real Property or, to the Company's knowledge, the leased Real Property, which remains unpaid. No written notice from any Government has been served upon the owned Real Property or received by the Company or any Subsidiary, or to the Company's knowledge received by the owner of the leased Real Property requiring or calling attention to the need for any work, repair, construction, alteration, or installation on, or in connection with, the Real Property which has not been complied with in all material respects or contested in good faith by appropriate proceedings.

     5.12. Owned and Leased Real Property. (a) The Company or a

Subsidiary has good and marketable title to all of the real property reflected on the Reference Balance Sheet as owned by the Company or a Subsidiary. No options have been granted to others to purchase, lease, or otherwise acquire any interest in the owned Real Property or any part thereof. The present use, occupancy, and operation of the owned Real Property are in compliance in all material respects with all, and not in violation in any material respect of any, Laws and with all private restrictive covenants of record. To the knowledge of the Company, there exists no conflict or dispute with any Government or other Person relating to any owned Real Property or the activities thereon.

     (b) The Disclosure Memorandum identifies each parcel or tract of real property which is used by the Company or any Subsidiary in the Business which is subject to a lease or sublease under which the Company or any Subsidiary is lessee or sublessee (individually, a "Real Property Lease"). All Real Property Leases are valid in all material respects and in full force and effect in accordance with their terms in all material respects. The Company has furnished Apple South with true, correct, and complete copies of all Real Property Leases. There is not, with respect to any Real Property Lease (a) any material default by the Company or any Subsidiary, or any event of default or event which with notice or lapse of time, or both, would constitute a material default by the Company or any Subsidiary or (b) to the knowledge of the Company, any existing material default by any other party to any Real Property Lease, or event of default or event which with notice or lapse of time, or both, would constitute a material default by any other party to any Real Property Lease.

     5.13. Personal Property. (a) All machinery, equipment, vehicles, and other items of tangible personal property which are owned or leased by the Company or any Subsidiary having a fair market value of $10,000 or more, are in good condition and repair, subject to normal wear and tear, suited for the use intended, and are and have been operated in material conformity with applicable Laws.

     (b) Neither the Company nor any Subsidiary is in material default under any lease of machinery, equipment, or other tangible personal property. To the Company's knowledge, all lessors of machinery, equipment, or other tangible personal property leased by the Company or any Subsidiary have performed and satisfied their respective duties and obligations under such leases. Neither the Company nor any Subsidiary has brought or threatened any Action against any such lessor for failure to perform and satisfy its duties and obligations thereunder.

     (c) Except as set forth in the Disclosure Memorandum, all tangible personal property used in the Restaurants or otherwise in the Business and having a fair market value of $5,000 or more is owned by the Company or a Subsidiary or is leased pursuant to a written lease agreement. Such personal property is sufficient for the operation of the Business and the Restaurants.

     5.14. Intellectual Property Rights. (a) All of the patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof which are owned or used by the Company or any Subsidiary are set forth in the Disclosure Memorandum which indicates which of the same are owned and which are licensed from third parties. Except as set forth in the Disclosure Memorandum, neither the Company nor any Subsidiary is a party to, either as a licensor or licensee, and/or is bound by or subject to, any license agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret, or confidential information that is material to the operation of the Business or any Restaurant. Except as set forth in the Disclosure Memorandum, to the Company's knowledge, there are no rights of third parties with respect to any trademark, service mark, trade secret, confidential information, trade name, patent, patent application, copyright, invention, device, or process utilized by the Company which could reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have complied in all material respects with all applicable Laws relating to the filing or registration of "fictitious names" or trade names.

     (b) Except as set forth in the Disclosure Memorandum, to the knowledge of Company, neither the Company nor any Subsidiary has interfered with, infringed or misappropriated any intellectual property rights of any other person, and neither the Company, any Subsidiary, nor any of their officers, directors, or partners has within the last five years received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. Except as set forth in the Disclosure Memorandum, to the Company's knowledge, no Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with the proprietary inventions, designs, ideas, processes, methods and other know-how, trademarks, service marks, trade names, copyrights, or other intellectual property of the Company or any Subsidiary which are owned or used in the operation of its business.

     5.15. Contracts. (a) All Company Contracts are valid and enforceable in all material respects in accordance with their terms, are in full force and effect (subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and general principles of equity) and in full force and effect on identical terms immediately following Closing except as set forth in the Disclosure Memorandum. All Company Contracts are listed in the Disclosure Memorandum, and true, correct, and complete copies of all Company Contracts have been delivered or made available to Apple South.

     (b) Except as set forth in the Disclosure Memorandum, there are no existing material defaults, events of default or events which, with the giving of notice or lapse of time or both, would constitute a material default by the Company or any Subsidiary under any Company Contract. To the Company's knowledge, no event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy under any Company Contract.

     5.16. Insurance. The Disclosure Memorandum lists the types, amounts of coverage, and deductibles of all insurance policies of the Company and Subsidiaries, and true, correct, and complete copies thereof have been delivered or made available to Apple South.

All premiums due on such policies have been paid, and neither the Company nor any Subsidiary has received any notice of cancellation with respect thereto. Neither the Company nor any Subsidiary has any Liability for premiums past due or to the knowledge of the Company for retrospective premium adjustments for any period through the date hereof.

     5.17. Environmental Matters. The Company and the Subsidiaries hold all Environmental Permits necessary for conducting the Business and their operations and have conducted, and are presently conducting, the Business and their operations in material compliance with all applicable Environmental Laws and Environmental Permits held by them, including, without limitation, all record keeping and filing requirements. To the Company's knowledge, all Hazardous Materials and Solid Waste, on, in, or under Real Property, or any other property operated by the Company or any Subsidiary, wherever located, have been properly removed and disposed of, and to the Company's knowledge no past or present disposal, discharge, spill, or other release of, or treatment, transportation, or other handling of Hazardous Materials or Solid Waste on, in, under or off-site from any Real Property, or adjacent property, will subject the Company, any Subsidiary, or any subsequent owner, occupant, or operator of such Real Property to corrective or compliance action or any other Liability. There are no presently pending, or to Company's knowledge, threatened Actions or Orders against or involving the Company or any Subsidiary (including any other Person for whose acts or omissions the Company or any Subsidiary is responsible) relating to any alleged past or ongoing violation of any Environmental Laws or Environmental Permits, nor is the Company or any Subsidiary subject to any Liability for any such past or ongoing violation.

     5.18. Conditions Affecting Business. Except as set forth in the Disclosure Memorandum, there is no fact, development, or threatened development with respect to the services, customers, facilities, personnel, vendors, suppliers, operations, or assets of the Business which are known to the Company and which may reasonably be expected to materially adversely affect the Business or the operations or performance of any Restaurant, other than such conditions as may affect the local, regional, or national economy generally or the restaurant industry generally. The Company does not have any reason to believe that any loss of any key employee, agent, or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

     5.19. Litigation. Except as set forth in the Disclosure Memorandum, there is no Action or investigation pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any of their properties or rights before any court or by or before any Forum. To the Company's knowledge, there does not exist any basis for any such Action or investigation. There are no unsatisfied judgments or Orders against the Company, any Subsidiary, or any of their predecessors or to which any of them or their assets and properties are subject.

     5.20. Labor Matters. Neither the Company nor any Subsidiary is or since January 31, 1993, has been, a party to any collective bargaining or other labor agreement. There is not pending or threatened any labor dispute, strike, work stoppage, union representation, election, negotiation of collective bargaining agreement, or similar labor matter. To the knowledge of the Company, neither the Company nor any Subsidiary is involved in any controversy with any of its employees or any organization representing any such employees of the Company. The Company and each Subsidiary is in material compliance with all Laws and agreements relating to the employment of their respective employees, including, without limitation, provisions thereof relating to wages, bonuses, hours of work, and the payment of Social Security and withholding taxes, and neither the Company nor any Subsidiary is liable for any unpaid wages, bonuses, or commissions, or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing which would have a Material Adverse Effect.

     5.21. Employee Benefits.

     (a) The Disclosure Memorandum hereto contains a true and complete list of all the following agreements or plans of the Company or any Subsidiary which are presently in effect:

     (i) "employee welfare benefit plans" and "employee pension benefit plans," as defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA");

     (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefits, or other employee benefit plan, program, or arrangement, whether written or unwritten, formal or informal, which the Company or any Subsidiary maintains or to which the Company or any Subsidiary has any outstanding, present, or future obligation to contribute to or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies or arrangements described in clauses
(i) or (ii) of this paragraph are herein collectively referred to as the "ERISA Plans").

     (b) Except as described on the Disclosure Memorandum, neither the Company nor any Subsidiary has an employee stock ownership plan as defined in Sections 4975(e)(7) or 409 of the Code.

     (c) Neither the Company nor any Subsidiary presently contributes and/or has ever contributed or been obligated to contribute to a multi-employer pension plan as defined in section 3(37)(A) of ERISA.

     (d) No ERISA Plan of the Company or any Subsidiary is subject to Title IV of ERISA.

     5.22. Agreements and Transactions with Related Parties. Except as set forth in the Disclosure Memorandum, neither the Company nor any Subsidiary is directly or indirectly a party to any contract, agreement, or lease with, or any other commitment to, (a) a Stockholder, (b) any Affiliate or Relative of a Stockholder, (c) any director or officer of the Company, (d) any Person in which any of the foregoing Persons has, directly or indirectly, at least a 5% beneficial interest in the capital stock or other type of equity interest of such Person, or (e) any partnership in which any of the foregoing Persons is a general partner or has at least a 5% beneficial interest (any or all of the foregoing being referred to herein as "Related Parties"). Without limiting the generality of the foregoing, (x) no Related Party, directly or indirectly, owns or controls any assets or properties which are used in the Company's business, except as set forth in the Disclosure Memorandum, and (y) except as set forth in the Disclosure Memorandum, no Related Party, directly or indirectly, engages in or has any significant interest in or in connection with any business which is or which within the last three years has been a supplier of the Company or any Subsidiary or has done business with the Company or any Subsidiary.

     5.23. Disclosure. The Company has provided Apple South or its representatives with all the information and documentation that Apple South has requested in analyzing whether to consummate the Merger, and the Company has made the books and records of the Company and the Subsidiaries available for inspection and review by Apple South and its representatives and agents. None of the information and documentation so provided or made available, when viewed in the aggregate, contains any misrepresentation or omits to state any material fact necessary in order to make the aggregate of such information, in light of the circumstances under which it was disclosed, not misleading.

     The representations and warranties set forth herein are made and given subject to the disclosures contained in the Disclosure Memorandum. The Company shall not be or be deemed to be in breach of any such representations or warranties (and no claim shall lie in respect thereof) in respect of any such matter so disclosed in the Disclosure Memorandum. As requested by Apple South, the specific disclosures set forth in the Disclosure Memorandum have been organized by the Company to correspond to schedule references in this Agreement to which the disclosure may be most likely to relate but such disclosure shall apply to and shall be deemed to be disclosed for the purposes of the Agreement generally, and all of the representations and warranties contained herein.


5A. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE STOCKHOLDERS

     Each Stockholder, severally and not jointly, for himself or itself and not with respect to any other Stockholder, represents and warrants to Apple South and Merger Sub that the statements contained in this Article 5A are true and correct, except as set forth in the Disclosure Memorandum.


    5A. 1 Authority.

     (a) The Stockholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or other action on the part of the
Stockholder. This Agreement has been duly executed and delivered by the Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and general principles of equity.

     (b) Except as set forth in the Disclosure Memorandum or as contemplated pursuant to provisions hereof, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default or event of default (or event which with notice or lapse of time or both would constitute a default) under, any provision of any charter, bylaw, indenture, mortgage, lien, lease, license, agreement, contract, permit, instrument, order, judgment, decree, ordinance or regulation, or any restriction to which any property of any such Stockholder is subject or by which such Stockholder is bound, the effect of which would result in a Material Adverse Effect, would materially affect the ability of such Stockholder to perform his or its obligations hereunder. Except as set forth in the Disclosure Memorandum, the Stockholder is not in violation of any rule or regulation promulgated or judgment entered by any Forum relating to or affecting the operation, conduct or ownership of the property or business of such Stockholder or the property or business of the Company and its Subsidiaries, taken as a whole, which violation would have a Material Adverse Effect or would materially affect the ability of such Stockholder to perform his or its obligations hereunder.

     5A.2 Title. All of the Shares are owned of record and beneficially and held by the Persons listed in the Disclosure Memorandum, free and clear of any Liens. There are no outstanding contracts, demands, commitments, or other agreements or arrangements under which any holder of Shares is or may become obligated to sell, transfer, or assign any of the Shares, except as disclosed in the Disclosure Memorandum. To the Stockholder's knowledge, there are no Persons with any claims or rights to any Shares, except as disclosed in the Disclosure Memorandum.

     5A.3 Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Government is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the Escrow Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act; (ii) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware; and (iii) consents or approvals of the Governments issuing liquor licenses and related approvals in the jurisdictions where the Restaurants are located.

     5A.4 Disclosure. The representations and warranties set forth herein are made and given subject to the disclosures contained in the Disclosure
Memorandum. The Stockholder shall not be or be deemed to be in breach of any such representations or warranties (and no claim shall lie in respect thereof) in respect of any such matter so disclosed in the Disclosure Memorandum. As requested by Apple South, the specific disclosures set forth in the Disclosure Memorandum have been organized by the Stockholders to correspond to schedule references in this Agreement to which the disclosure may be most likely to relate but such disclosure shall apply to and shall be deemed to be disclosed for the purposes of the Agreement generally, and all of the representations and warranties contained herein.


6.       REPRESENTATIONS AND WARRANTIES OF APPLE SOUTH

     Apple South hereby represents and warrants to the Company and the Stockholders that the statements contained in this Article 6 are true and correct:

     6.1. Organization. Apple South is a corporation duly organized and validly existing under the Laws of the State of Georgia. Merger Sub is a corporation duly organized and validly existing under the Laws of the State of Delaware.

     6.2. Authorization; No Inconsistent Agreements. Each of Apple South and Merger Sub has all requisite corporate power and authority to enter into this Agreement and, in the case of Apple South, the Escrow Agreement, and the Registration Rights Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and, in the case of Apple South, the Escrow Agreement, and Registration Rights Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Apple South and Merger Sub. This Agreement has been duly executed and delivered by each of Apple South and Merger Sub and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and general principles of equity. The execution and delivery of this Agreement by Apple South and Merger Sub does not, and the execution and delivery of the Escrow Agreement and Registration Rights Agreement by Apple South and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of Apple South or Merger Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation, or acceleration of any obligation or loss of any benefit) under any of the terms, conditions, or provisions of any material agreement of Apple South or Merger Sub, or (iii) conflict with or violate any permit, concession, franchise, or license held by Apple South or Merger Sub or any Order or Law.

     6.3. Authorization of Apple South Stock. The shares of the Apple South Stock to be issued pursuant to Paragraph 3.2 (i) have been duly authorized for issuance at the Closing and upon issuance in accordance with this Agreement will constitute duly authorized, fully paid and non-assessable shares of Common Stock of Apple South, and (ii) will have been approved for inclusion on the National Market System of the Nasdaq Stock Market.

     6.4 Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Government is required by or with respect to Apple South or Merger Sub in connection with the execution and delivery of this Agreement, the Escrow Agreement, the Registration Rights Agreement, or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act; (ii) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware; (iii) consents to approvals of the Governments issuing liquor licenses in the jurisdictions where the Restaurants are located; and (iv) filing with and issuance of an order by the SEC with respect to the registration of Apple South Stock pursuant to the Registration Rights Agreement.

     6.5 SEC Documents. The SEC Documents and the Current SEC Documents represent all of the filings with the SEC that Apple South has been required to make under the Securities Act and the Exchange Act during the periods covered thereby. As of their respective dates, and except as amended, the SEC Documents and the Current SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents or the Current SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Apple South included in the SEC Documents and the Current SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q) and fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of Apple South and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. There have been no material adverse changes in the business, operations or financial condition or prospects of Apple South and its Subsidiaries taken as a whole since March 31, 1997, and Apple South's operations have been conducted in the ordinary course of business since March 31, 1997.

     6.6 Interim Operation of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     6.7 Capitalization of Apple South. Apple South has authorized capital stock of (i) 75,000,000 shares of common stock, of which, as of the date of this Agreement, 38,329,485 shares are issued and outstanding, and (ii) 10,000 shares of special stock, of which no shares are issued and outstanding, and are presently convertible into an aggregate of shares of Apple South's common stock. All of the issued and outstanding shares of Apple South's common stock and preferred stock are duly and validly issued and outstanding, fully paid and non-assessable. None of the outstanding shares of Apple South's common stock and preferred stock have been issued in violation of any preemptive rights of the current or past shareholders of Apple South. As of the date hereof, Apple South has reserved for issuance (i) an aggregate of shares of its common stock issuable on conversion of its [convertible notes], (ii) an aggregate of shares of its common stock issuable upon exercise of stock options granted to employees, officers, directors and other persons, and (iii) an aggregate of shares of its common stock issuable upon exercise of stock purchase warrants. Except as set forth in this Paragraph 6.7, there are no shares of capital stock or other equity securities of Apple South outstanding, and no outstanding options, warrants, rights to subscribe for, cause, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Apple South or contracts, commitments, understandings or arrangements by which Apple South is or may be obligated to issues additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. No investigation on the part of the Company or the Stockholders shall diminish their right to rely on the representations and warranties of Apple South and the Merger Sub contained in this Agreement.



7.       CONDUCT OF BUSINESS OF THE COMPANY PENDING CLOSING

     The Company covenants and agrees that, except as may otherwise be provided herein, without the prior written consent of Apple South, between the date hereof and the date of the Closing:

     7.1. Business in the Ordinary Course. The Company shall ensure that the business of the Company and Subsidiaries is conducted only in the ordinary course and consistent with prior practices. Without limiting the generality of the foregoing:

     (a) Neither the Company nor any Subsidiary shall sell, assign, transfer, convey, pledge, mortgage, encumber, or otherwise dispose of, or cause the sale, assignment, transfer, conveyance, pledge, mortgage, encumbrance, or other disposition of, any material asset or property of the Company except in the ordinary course of business.

     (b) The Company and each Subsidiary shall protect, preserve, and maintain all its assets in good condition, except for ordinary wear and tear; and shall use commercially reasonable efforts to maintain in full force and effect all insurance coverage described in the Disclosure Memorandum.

     (c) The Company shall not take, or agree to take, any action that would make any representation or warranty contained herein, untrue, incorrect, or misleading in any material respect as of the date when made or at any time through Closing, or that would cause any covenant by them contained herein not to be fulfilled in any material respect.

     7.2. No Material Changes. Except as expressly provided in this Agreement, neither the Company nor any of its Subsidiaries shall take any action which shall materially alter the organization, capitalization, financial structure, practices, or operations of the Company or any Subsidiary. Without limiting the generality of the foregoing:

     (a) No change shall be made in the articles of incorporation or bylaws of the Company or of any Subsidiary.

     (b) No change shall be made in the authorized or issued capital stock of the Company or any Subsidiary, except as contemplated hereby.

     (c) Neither the Company nor any Subsidiary shall issue or grant any right or option to purchase or otherwise acquire any capital stock or other security of the Company or create or suffer any Lien on any Shares or any equity interest in any Subsidiary.

     (d) No dividend or other distribution or payment shall be declared or made with respect to any capital stock of the Company, and the Company shall not, directly or indirectly, redeem, purchase or otherwise acquire any capital stock.

     (e) The Company shall not liquidate or voluntarily declare bankruptcy or seek the appointment of a receiver, trustee, or custodian.


8. CONDITIONS TO OBLIGATIONS OF APPLE SOUTH AND MERGER SUB

     All obligations of Apple South and Merger Sub hereunder are subject to the fulfillment and satisfaction of each and every one of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Apple South, provided that no such waiver shall be effective unless it is set forth in a writing executed by Apple South:

     8.1. Representations and Warranties. Subject to the exceptions and supplemental information set forth in the Disclosure Memorandum, the representations and warranties contained in Articles 5 or 5A shall be true and correct in all material respects as of the date when made and shall be deemed to be made again at and as of the date of the Closing and shall be true and correct in all material respects at and as of such time.

     8.2. Compliance with Agreements and Conditions. The Company and the Stockholders shall have materially performed and complied with all agreements and conditions required hereby to be performed or complied with by them prior to or on the date of the Closing.

     8.3 Options, Warrants, Etc.. The Company shall have received all of the Option Relinquishment and Release Agreements and the Warrant Relinquishment and Release Agreements contemplated by Paragraph 3.2(e) and (f).

     8.4. No Pending Action. No Action shall be pending by any Government or Person (i) against a party hereto to restrain or prohibit the consummation of the transactions herein or (ii) which could reasonably be expected to have a material adverse effect on the Company or the Business.

     8.5. Certificate of the Principal Stockholder. The Principal Stockholder shall have delivered to Apple South a certificate, dated the date of the Closing, certifying as to the fulfillment and satisfaction of the conditions specified in Paragraphs 8.1 and 8.2 pertaining to the Company and the Principal Stockholder.

     8.6. Resolutions. Apple South shall have received duly adopted resolutions of the board of directors and the stockholders of the Company, certified by the Secretary of the Company as of the date of the Closing, authorizing and approving the execution hereof and all other documents executed by it and the taking of any and all other actions necessary to enable the Company to comply with the terms hereof and to consummate the Merger.

     8.7. No Material Adverse Change. There shall have been no material adverse change in the financial condition, results of operations, business, or assets of the Company or the Subsidiaries since the date hereof. No amendment or supplement to the Disclosure Memorandum shall have reported an occurrence likely to have a Material Adverse Effect.

     8.8. Opinion. Haynes and Boone, LLP, counsel to the Company, shall have delivered to Apple South its opinion in substantially the form of Exhibit H hereto.

     8.9. Other Agreements. The Escrow Agreement, Registration Rights Agreement, and Non-Compete Agreement shall have been fully executed and delivered by the other parties thereto.

     8.10. Hart-Scott-Rodino. Any applicable filings under the HSR Act shall have been made and all applicable waiting periods thereunder shall have expired or early termination thereof granted.

     8.11 Consents. Without limiting the obligations of the parties set forth in Paragraph 4.14, the Company shall have obtained the consent and approval (to the extent required) of (i) the lessors of all Restaurant sites, buildings, and fixtures, and any lessors of personal property to the Company or any Subsidiary, and (ii) the other parties to any Company Contract, to the Merger and the subsequent liquidation, or merger, of the Company and all Subsidiaries into Apple South. Without limited the obligations of the parties set forth in Paragraph 4.14, Apple South shall have obtained any consents, approvals, or other actions relating to licenses required to sell liquor, beer, and wine at the Restaurants in connection with the change in ownership of the Company and the subsequent liquidation or merger of the Company and the Subsidiaries into Apple South.


9.       CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS AND THE
         COMPANY

     All obligations of the Stockholders and the Company hereunder are subject to the fulfillment and satisfaction of each and every one of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Company, provided that no such waiver shall be effective unless it is set forth in a writing executed by the Company and the
Stockholders:

     9.1. Representations and Warranties. The representations and warranties contained in Article 6 hereof shall be true and correct in all material respects on and as of the date when made and shall be deemed to be made again at and as of the date of the Closing and shall be true and correct in all material respects at and as of such time.

     9.2. Compliance with Agreements and Conditions. Apple South and Merger Sub shall have materially performed and complied with all agreements and conditions required hereby to be performed or complied with by them prior to or on the date of the Closing.

     9.3. Certificate. Each of Apple South and Merger Sub shall have delivered to the Company and the Stockholders a certificate executed by an executive officer, dated the date of the Closing, as to the fulfillment and satisfaction of the conditions specified in Paragraphs 9.1 and 9.2.

     9.4 Other Agreements. The Escrow Agreement, Registration Rights Agreement, and Non-Compete Agreement shall have been fully executed and delivered by the parties thereto.

     9.5 Hart-Scott-Rodino. Any applicable filings under the HSR Act shall have been made, and all applicable waiting periods thereunder shall have expired or been terminated.

     9.6. No Pending Action. No Action shall have been instituted by any Government or Person (i) against a party hereto to restrain or prohibit the consummation of the transactions herein or (ii) which could reasonably be expected to have a material adverse effect on the Company.

     9.7. Opinion. Kilpatrick Stockton LLP, counsel to Apple South, shall have delivered to Stockholders its opinion in substantially the form of Exhibit I hereto.

     9.8. No Material Adverse Change. There shall have been no material adverse change in the financial condition, results of operations, business, or assets of Apple South since the date hereof.

     9.9. Payment of Indebtedness. The Stockholders shall have received evidence of (i) the repayment of all indebtedness of the Company to Silicon Valley Bank, N.A., Brinker Restaurant Corporation and Petra Capital, LLC, the Company's lenders, (ii) the repayment of indebtedness aggregating $106,725 to Gerald E. Zahler, and (iii) the exercise by the Company of its option to purchase the Leased Real Property relating to the Restaurant in Scottsdale, Arizona, and the purchase of such Leased Real Property.

     9.10. Release of Guaranties. Apple South shall have caused the Stockholders to be released from all personal guarantees of any debt, liability, or other obligation of the Company or any Subsidiary.


10.      INDEMNITIES

     10.1. Indemnification by Principal Stockholder. In accordance with and subject to the provisions of this Article 10, the Principal Stockholder shall hold harmless the Surviving Corporation, Apple South, their Affiliates, and the officers, directors, agents, and employees of the Surviving Corporation, Apple South, and their Affiliates (collectively, the "Apple South Indemnitees") from and against any and all loss, damage, liability, cost, and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Apple South's Indemnified Losses"), suffered or incurred by any one or more of the Apple South Indemnitees by reason of, or arising out of:

     (a) any misrepresentation or breach of representation or warranty by any Stockholder or the Company contained in this Agreement, the Disclosure
Memorandum, or any certificate or other agreement delivered by or on behalf of any Stockholder or the Company pursuant to this Agreement;

     (b) the breach of any covenant or agreement of the Principal Stockholder or the Company contained in this Agreement or any other agreement delivered to Merger Sub or Apple South by or on behalf of any Stockholder or the Company pursuant to this Agreement; and

     (d) any and all Actions and efforts reasonably undertaken in attempting to avoid any of the foregoing losses, liabilities, damages, etc., or in enforcing this indemnification.

     10.2. Indemnification by Apple South. In accordance with and subject to the provisions of this Article 10, Apple South shall indemnify and hold harmless the Stockholders from and against any and all loss, damage, liability, cost, and expense, including reasonable attorneys' fees and amounts paid in settlement ("Stockholders' Indemnified Losses", and together with Apple South's Indemnified Losses, "Indemnified Losses"), suffered or incurred by any one or more of the Stockholders by reason of, or arising out of:

     (a) any misrepresentation or breach of representation or warranty contained in this Agreement or any certificate or other agreement delivered by or on behalf of Apple South or Merger Sub pursuant to this Agreement; and

     (b) the breach of any covenant or agreement of Apple South or Merger Sub contained in this Agreement or any other agreement delivered to the Company or Stockholders by or on behalf of Apple South or Merger Sub pursuant to this Agreement;

     (c) any guarantee prior to the Closing by a Stockholder of any obligation of the Company or a Subsidiary; and

     (d) any and all Actions, and efforts reasonably undertaken in attempting to avoid any of the foregoing losses, liabilities, damages, etc., or in enforcing this indemnification.

     10.3.  No Liability  or  Contribution  by the  Surviving  Corporation.  The
Surviving Corporation shall not have any liability to any Stockholder as a result of any misrepresentation or breach of representation or warranty by the Company contained in this Agreement, the Disclosure Memorandum, or any certificate, instrument, agreement, or other writing delivered by or on behalf of any Stockholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of any Stockholder or the Company contained in this Agreement or in the Disclosure Memorandum, or in any certificate, instrument, agreement, or other writing delivered to Apple South by or on behalf of any Stockholder or the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated herein, and no Stockholder shall have any right of indemnification or contribution against the Surviving Corporation on account of any event or condition occurring or existing prior to or on the date hereof.

     10.4. Survival. The representations and warranties contained in this Agreement or in any Schedule, certificate, instrument, agreement, or other writing delivered by or on behalf of any party pursuant to this Agreement or in connection with the transactions contemplated herein shall survive any investigation heretofore or hereafter made by any of the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect for the periods specified below ("Survival Period"):

     (a) the representations and warranties contained in Paragraph 5.1, 5.2, 5A.1 and 5A.2 or relating to the reporting, payment, or liability for Taxes or relating to labor, ERISA, or employment matters or environmental matters shall survive until the expiration of any applicable statute or period of limitations, and any extensions thereof; and

     (b) all other representations and warranties by the

     Company or any Stockholder shall be of no further force and effect after February 28, 1998.

Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided or adjudicated.

     10.5 Defense of Third Party Claims. With respect to any claim under Paragraph 10.1 (including any third party claims for Taxes relating to a breach of Paragraph 5.9) relating to a third party claim or demand, Apple South shall provide the Principal Stockholder with prompt written notice thereof and the Principal Stockholder may defend, in good faith and at his expense, by legal counsel chosen by him and reasonably acceptable to Apple South any such claim or demand, and Apple South, at its expense, shall have the right to participate in the defense of any such third party claim. So long as the Principal Stockholder is defending in good faith any such third party claim, Apple South shall not settle or compromise such third party claim. In any event Apple South shall cooperate in the settlement or compromise of, or defense against, any such asserted claim. If the Principal Stockholder does not so elect to defend any such third party claim, Apple South shall have no obligation to do so.

     10.6 Limitation of Liability. Except for breach of any representation or warranty contained in Paragraphs 4.2, 4.11, 5.1, 5.2, 5A.1, 5A.2 or 5A.3 of this Agreement, for which a claim for Apple South's Indemnified Losses may be made regardless of the amount of all Apple South's Indemnified Losses, Apple South Indemnitees shall not be entitled to any recovery under this Article 10 with respect to a breach of any representation or warranty unless and until the aggregate amount of Apple South's Indemnified Losses exceeds $300,000. The maximum aggregate amount of Apple South Indemnified Losses that the Principal Stockholder shall be obligated to pay pursuant to this Agreement shall not be more than $2,000,000. Apple South and Merger Sub covenant and agree first to pursue any and all indemnity claims contemplated hereby from the Apple South Stock held in escrow pursuant to the Escrow Agreement attached hereto as Exhibit E, with it being understood that the market value of such stock shall be deemed to equal the Average Price thereof. Once all such amounts held in escrow have been fully and finally exhausted, Apple South and Merger Sub may then seek recovery of any additional indemnified claims from the Principal Stockholder directly. Notwithstanding any other provision of this Agreement, the amount of Apple South's Indemnified Losses shall be computed on an after-tax basis and shall be net of insurance proceeds, if any, received with respect to the matter out of which the Apple South Indemnified Losses arose. Notwithstanding anything to the contrary set forth in this Agreement, the Principal Stockholder shall not have any liability to Apple South or Merger Sub, whether pursuant to the Escrow Agreement or otherwise, for any breach of representation or warranty contained in this Agreement or in any other document executed and delivered pursuant hereto or in connection herewith unless the subject of such breach was known by the Principal Stockholder, or was an item of which he was aware, at the time of Closing.

     10.7 Escrow. Any claim for Apple South Indemnified Losses against the Principal Stockholder shall be asserted first against the shares of Apple South Stock held in escrow pursuant to the Escrow Agreement and then against the Principal Stockholder personally only to the extent that the amount held in escrow is insufficient or the escrow has terminated.


11.               TERMINATION.

     This Agreement may be terminated prior to the Closing (i) at the election of the Company if any one or more of the conditions to the obligations of the Stockholders and the Company to close has not been cured or fulfilled as of the Termination Date; (ii) at the election of Apple South, if any one or more of the conditions to its obligations to close has not been fulfilled as of the Termination Date; (iii) upon at least five days' prior written notice, at the election of the Company, if Apple South has breached any material representation, warranty, covenant, or agreement contained in this Agreement, which breach cannot be or is not cured by the Termination Date; (iv) upon at least five days' prior written notice, at the election of Apple South, if the Company has breached any material representation, warranty, covenant, or agreement contained in this Agreement, which breach cannot be or is not cured by the Termination Date; or (v) at any time or prior to the Closing Date, by mutual written consent of the Company and Apple South. Upon any such termination, no party shall have any further rights, liabilities, or obligations hereunder (except with respect to Paragraphs 4.1, 4.2, 4.3, 4.12, and Article 12, all of which shall survive the termination of this Agreement); provided, however, if any of the terms and conditions contained herein have been breached by any party, the non-breaching parties may pursue whatever rights and remedies they may have at Law, in equity or otherwise by reason of such breach regardless of such termination, and such termination shall not constitute an election of remedies.


12. MISCELLANEOUS

     12.1. Notices. All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below with copies to the Persons set forth below. Any such notice or communication shall be deemed to have been duly given upon receipt (if given or made in person by delivery service or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Paragraph 12.1 on the date of such facsimile), or four days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered by the delivery service to the recipient, or that receipt of a facsimile was confirmed by the recipient. The addresses and facsimile numbers of the parties for purposes of this

Agreement are set forth on the signature page hereto below their respective signatures. Any party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

     12.2. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     12.3. Governing Law. THE VALIDITY AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICTS OF LAWS RULES.

     12.4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted assigns. No party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto.

     12.5. Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable Laws and are intended to be limited to the extent necessary to render this Agreement legal, valid, and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid, or unenforceable by a Forum of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect.

     12.6. Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power, or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy by either party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

     12.7. Headings. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

     12.8. Number and Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

     12.9. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement, including the Disclosure Memorandum, shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

     12.10. Settlement of Disputes.

     (a) Arbitration. All disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, or breach, shall be submitted to arbitration pursuant to the following procedures:

     (i) After a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand such arbitration. Such notice shall designate the name of the arbitrator appointed by such party demanding arbitration, together with a statement of the matter in controversy;

     (ii) Within 30 days after receipt of such demand, the other party shall, in a written notice delivered to the other party, name such party's arbitrator. If such party fails to name an arbitrator, then the second arbitrator shall be named by the American Arbitration Association ("AAA"). The two arbitrators so selected shall name a third arbitrator within 30 days, or in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, the third arbitrator shall be appointed by the AAA;

     (iii) The arbitration hearing shall be held in Dallas, Texas (in the case of arbitration initiated by Apple South or the Surviving Corporation) or in Atlanta, Georgia (in the case of arbitration initiated by the Company prior to the Merger or by a Stockholder) at a location designated by a majority of the arbitrators. The Commercial Arbitration Rule of the AAA shall be used and the substantive laws of the State of Delaware (excluding conflict of laws provisions) shall apply;

     (iv) The arbitration hearing shall be concluded within ten (10) days unless otherwise ordered by the arbitrators and the award thereon shall be made within fifteen (15) days after the close of submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall deal with the question of costs of the arbitration and all related matters, and judgment on such award may be entered by either party in a court of competent jurisdiction; and

     (v) Except as set forth in Paragraph 12.10(b), the parties stipulate that the provisions of this Paragraph 12.10 shall be a complete defense to any suit, action or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

No party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other parties; nor will any party hereto disclose to any third party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party.

     (b) Emergency Relief Notwithstanding anything in this Paragraph 12.10 to the contrary, either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

     (i) Jurisdiction. In connection only with the provisions of this Paragraph 12.10(b), each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for Northern District of Texas or the Middle District of Georgia, and, if such court does not have jurisdiction, of the courts of Dallas County in the State of Texas and the courts of Morgan County in the State of Georgia, for the purposes of any action arising out of this Agreement, or the subject matter hereof or thereof, brought by any other party under Paragraph 12.10 of this Agreement.

     (ii) Waiver of Defenses. In connection only with the provisions of this Paragraph 12.10(b), to the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action brought under this Paragraph 12.10(b), any claim (i) that it is not personally subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper, or (v) that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

     (iii) Service of Process. In connection with the provisions of this Paragraph 12.10(b), each party agrees that, if at any time during the term of this Agreements is not qualified to do business as a foreign corporation in the State of Texas or the State of Georgia and is not incorporated under the laws of such state, it shall and does hereby irrevocably designate and appoint the Secretary of State of the State of Texas or the State of Georgia as its agent or service of process in any action with respect to any matter as to which it submits to jurisdiction as set forth above; it being agreed that any method of service upon such agent, with a copy sent to such party in the manner set forth in Paragraph 12.1, shall constitute valid service upon such party.


13.               DEFINITIONS

     For purposes of this Agreement, the following capitalized terms shall have the meanings specified with respect thereto below:

     "Action" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at Law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

     "Affiliate" of any Person shall mean any other Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with, the former Person.

     "Affiliated Entity" or "Affiliated Entities" shall have the meaning set forth in Paragraph 5.9.

     "Apple South" shall have the meaning set forth in the Preamble.

     "Apple  South  Indemnitees"  shall have the meaning set forth in  Paragraph
10.1.

     "Apple South's Indemnified Losses" shall have the meaning set forth in Paragraph 10.1.

     "Apple South Stock" shall have the meaning set forth in Paragraph 3.2.

     "Business" shall have the meaning set forth in the Preamble.

     "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which commercial banks in the United States are required or authorized to be closed.

     "Closing" shall have the meaning set forth in Paragraph 3.5.

     "Common Stock" shall mean the Company's common stock, $0.01 par value per share.

     "Company" shall have the meaning set forth in the Preamble.

     "Company Contracts" shall mean all existing written and oral agreements and commitments of the Company or any Subsidiary, including without limitation all leases, employment and consulting contracts, union contracts, agreements with suppliers, personal property leases, licenses, employee benefit plans, deferred compensation agreements, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees, franchise agreements, agreements in respect of the issuance, sale, repurchase, or transfer of the Company's or any Subsidiary's capital, stock, bonds, or other securities, and powers of attorney, which involve payments aggregating more than $25,000 or have a term or require performance over a period of more than 180 days.

     "Confidential Information" shall have the meaning set forth in Paragraph 4.12.

     "Constituent  Corporations"  shall have the meaning set forth in  Paragraph
1.1.

     "Control" shall mean a Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Corporate Laws" shall have the meaning set forth in Paragraph 1.1.

     "Current SEC Documents" shall have the meaning set forth in Paragraph 4.7.

     "Disclosee" shall have the meaning set forth in Paragraph 4.12.

     "Disclosing Party" shall have the meaning set forth in Paragraph 4.12.

     "Disclosure   Memorandum"   shall  have  the   meaning  set  forth  in  the
introductory paragraph of Article 5.

     "Effective Time" shall have the meaning set forth in the first paragraph of
Article 5.

     "Environmental Laws" shall mean all federal, state, provincial, municipal, and local Laws, statutes, ordinances, rules, regulations, general or particular conditions, conventions, requirements, and decrees relating to the environment, including without limitation, those relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic, or Hazardous Materials or wastes of every kind and nature into the environment (including without limitation ambient air, surface water, ground water, soil, and subsoil), or otherwise relating to the manufacture, generation, processing, distribution, application, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes, and any and all Laws, rules, regulations, codes, directives, orders, decrees, judgments, injunctions, consent agreements, stipulations, provisions, and conditions of Environmental Permits, licenses, injunctions, consent agreements, stipulations, certificates of authorization, and other operating authorizations, entered, promulgated, or approved thereunder.

     "Environmental Permits" shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans or compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Laws, or entered into by agreement of the party to be bound, relating to activities that affect the environment, including without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

     "ERISA" shall have the meaning set forth in Paragraph 5.21(a)(i).

     "ERISA Plans" shall have the meaning set forth in Paragraph 5.31(a)(ii).

     "Escrow Agent" shall mean First Union National Bank of Georgia or such other national bank as may be agreed upon by Apple South and Principal Stockholder.

     "Escrow Agreement" shall mean an escrow agreement in the form attached hereto as Exhibit E.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Forum" shall mean any federal,  state, local, municipal, or foreign court,
governmental   agency,   administrative  body  or  agency,   tribunal,   private
alternative dispute resolution system, or arbitration panel.

     "Financial Statements" shall have the meaning set forth in Paragraph 5.6.

     "GAAP" shall mean generally accepted accounting principles, consistently applied.

     "Government" shall mean any federal, state, provincial, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

     "HSR Act" shall have the meaning set forth in Paragraph 4.1.

     "Hazardous  Material" shall mean all substances and materials designated as
hazardous  or  toxic  as  of  the  date  hereof   pursuant  to  any   applicable
Environmental Law.

     "Hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and "Article," "Paragraph," "Disclosure Memorandum," "Exhibit" and like references are to this Agreement unless otherwise specified.

     "Improvements" shall mean all buildings, structures and other improvements of any and every nature located on the Real Property and all fixtures attached or affixed, actually or constructively, to the Real Property or to any such buildings, structures or other improvements.

     "Indemnified Losses" shall have the meaning set forth in Paragraph 10.2.

     "Known," "to the knowledge of," "to the best knowledge of," "aware," or words of similar import employed in this Agreement with reference to any individual or entity shall be conclusively presumed to mean that the person or entity has made reasonable efforts under the circumstances to become knowledgeable; in the case of the Company, "knowledge" shall be deemed to be the individual and collective knowledge (as defined above) of its directors and senior officers and managers set forth on the attached Exhibit J.

     "Law" shall mean all federal, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, ordinances, acts, codes, legislation, treaties, conventions, judicial decisions, and similar laws and legal requirements, whether of the United States of America or any other jurisdiction as in effect from time to time.

     "Liability" shall mean any liability or obligation known to Principal Stockholder or of which he is aware, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due.

     "Lien" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, claim, restriction on use, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the lien notice records or other similar legislation of any jurisdiction).

     "Material Adverse Effect" shall mean, with respect to the specific matter to which such reference pertains, a change occurring or an effect occurring, as the case may be, which would adversely and materially result in a change in or effect upon the consolidated financial condition of the Company and its Subsidiaries, taken as a whole, aggregating $100,000 or more.

     "Merger" shall have the meaning set forth in Paragraph 1.1.

     "Merger Consideration" shall have the meaning set forth in Paragraph 3.2.

     "Non-Compete Agreement" shall mean an agreement between Principal

Stockholder and Apple South in the form attached hereto as Exhibit G.

     "Option Holders" shall mean those Persons set forth on Exhibit B hereto.

     "Orders" shall mean all applicable orders, writs, judgments, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

     "Other Stockholders" shall mean all the Stockholders of the Company except for the Principal Stockholder.

     "Permits" shall have the meaning set forth in Paragraph 5.5.

     "Person" shall include an individual,  a  partnership,  a joint venture,  a
corporation,   a  limited   liability   company,   a  trust,  an  unincorporated
organization, a Government, and any other legal entity.

     "Preferred Stock" shall mean the Company's Series A Convertible Preferred Stock, $1.00 par value per share.

     "Preferred Stockholders" shall mean those Persons set forth on Exhibit A hereto.

     "Principal Stockholder" shall mean Jacob C. Baum, a resident of the State of Texas.

     "Real Property" shall mean all real property owned or leased by the Company or any Subsidiary.

     "Real Property Lease" shall have the meaning set forth in Paragraph 5.12.

     "Reference  Balance  Sheet"  shall have the meaning set forth in  Paragraph
5.6.

     "Reference Date" shall have the meaning set forth in Paragraph 5.6.

     "Registration Rights Agreement" shall have the meaning set forth in Paragraph 4. 10.

     "Related Parties" shall have the meaning set forth in Paragraph 5.22.

     "Relative" shall mean (i) the spouse of a Stockholder or (ii) any sibling, parent, grandparent, child, or grandchild of a Stockholder or Stockholder's spouse and any spouse of any of the foregoing persons.

     "Restaurants"   shall  have  the  meaning  set  forth  in  the   Disclosure
Memorandum.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC Documents" shall have the meaning set forth in Paragraph 4.7.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shares" shall mean all the issued and outstanding shares of capital stock of the Company.

     "Stockholders" shall mean the Principal Stockholder, the Preferred Stockholders, and the Other Stockholders, who collectively constitute the holders of all the issued and outstanding shares of capital stock of the Company.

     "Stockholders' Indemnified Losses" shall have the meaning set forth in Paragraph 10.2.

     "Solid Waste" shall mean any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility, and other discarded material, including solid, liquid, semisolid, or contained gaseous material resulting from industrial, commercial, mining, and agricultural operations, and from community activities.

     "Subsidiaries" shall mean the entities listed in the Disclosure Memorandum pursuant to Paragraph 5.2(d).

     "Subsidiary  Interests"  shall  have the  meaning  set  forth in  Paragraph
5.2(b).

     "Survival Period" shall have the meaning set forth in Paragraph 10.4.

     "Surviving Corporation" shall have the meaning set forth in Paragraph 1.1.

     "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, imposed or levied by the United States of America or any Government or by any department, agency, or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar liabilities with respect thereto.

     "Termination Date" shall mean July 15, 1997.

     "Warrant Holders" shall mean the Persons set forth on Exhibit B hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal or caused it to be executed by their duly authorized officers and agents and their corporate seals affixed as of the day and year first above written. Signatures of the parties transmitted by facsimile shall be valid and binding for all purposes.

                        APPLE SOUTH:

                      APPLE SOUTH, INC.

                                      By:      ________________________________
                                      Name:    ________________________________
                                      Title:   ________________________________
                                      Address:          Hancock at Washington
                                                        Madison, GA 30650
                                      Facsimile:        706-342-9283

                         MERGER SUB:

                  COYOTE ACQUISITION CORP.
                                      By:      ________________________________
                                      Name:    ________________________________
                                      Title:   ________________________________
                                      Address:          Hancock at Washington
                                                        Madison, GA 30650
                                      Facsimile:        706-342-9283

                          COMPANY:

                      CANYON CAFES, INC.

                                      By:      ________________________________
                            Jacob C. Baum, President
                      Address: 5720 LBJ Freeway, Suite 180
                                Dallas, TX 75244
                             Facsimile: 972-991-2798


                                  STOCKHOLDERS:


                                  ----------------------------------------
                                  JACOB C. BAUM
                                    Address:  ----------------------------

                                             ----------------------------

                                             ----------------------------
                                    Facsimile:        ________________

                                   PHILLIPS-SMITH SPECIALTY RETAIL
                                      GROUP III, L.P.

                                 By:      Phillips-Smith Management Company,L.P.
                                        General Partner

                                        By:
                                             ---------------------------
                                               G. Michael Machens
                                                General Partner
                                        Address:
                                                  -----------------------

                                                  ---------------------------

                                                  ----------------------------
                                        Facsimile:        ________________


                                        ----------------------------------------
                                        CRAIG J. FOLEY
                                        Address:
                                                  ----------------------------

                                                  ----------------------------

                                                  ----------------------------
                                        Facsimile:        ________________


                                        ----------------------------------------
                                         JOHN T. McNABB, II
                                         Address:
                                                  ----------------------------

                                                  ----------------------------

                                                  ----------------------------

                                         Facsimile:        ________________


                                        ----------------------------------------
                                         DAVID W. SARGENT
                                         Address:
                                                  ----------------------------
                                                  ----------------------------
                                                  ----------------------------
                                         Facsimile:        ________________


                                        ----------------------------------------
                                        IRA TOBOLOWSKY
                                        Address:
                                                  ----------------------------
                                                  ----------------------------
                                                  ----------------------------
                                        Facsimile:        ________________


                                        ----------------------------------------
                                        DEBBIE TOBOLOWSKY
                                        Address:
                                                  ----------------------------
                                                  ----------------------------
                                                  ----------------------------
                                        Facsimile:        ________________


                                        TOBOLOWSKY CHILDREN'S TRUST


                                        By:
                                                --------------------------------
                             Ira Tobolowsky, Trustee
                                    Address:
                                                  ---------------------------
                                                  ---------------------------
                                                  ----------------------------
                                        Facsimile:        ________________


                                        ----------------------------------------
                                        BRUCE LAZARUS
                                        Address:
                                                  ----------------------------
                                                  ----------------------------
                                                  ----------------------------
                                        Facsimile:        ________________


                                        ----------------------------------------
                                        ABBY LAZARUS
                                        Address:
                                                  ----------------------------
                                                  ----------------------------
                                                  ----------------------------
                                       Facsimile:        ________________

                                       LAZARUS CHILDREN'S TRUST

                                       By:
                                             ----------------------------------
                             Bruce Lazarus, Trustee
                                    Address:
                                                  ---------------------------
                                                  ---------------------------
                                                  ----------------------------
                                       Facsimile:        ________________

                                       BAUM FAMILY TRUST

                                       By:
                                             ----------------------------------
                            Gerald E. Zahler, Trustee
                                    Address:
                                                  ---------------------------

                                                  ---------------------------
                                                  ----------------------------
                                       Facsimile:        ________________

                                       BAUM CHILDREN'S TRUST

                                       By:
                                             ----------------------------------
                             Jacob C. Baum, Trustee
                                    Address:
                                                  ---------------------------
                                                  ---------------------------
                                                  ----------------------------
                                       Facsimile:        ________________


                                      CANYON (1997) INVESTMENT LIMITED
                                      PARTNERSHIP

                                      By:
                                             ----------------------------------
                         Jacob C. Baum, General Partner

                                      By:
                                             ----------------------------------
                         Janet Z. Baum, General Partner
                                    Address:
                                                  ---------------------------
                                                  ---------------------------
                                                  ----------------------------
                                      Facsimile:        ________________